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                                                                    Exhibit 10.3


                       Dated the 31ST day of AUGUST,1998.



                                 CELEBRITY, INC.
                                 (as Guarantor)



                                       to



                          THE CHINA STATE BANK LIMITED
                                   (as Lender)



&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&


                                DEED OF GUARANTEE


&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&















                                   WAT & CO.,
                                   SOLICITORS,
                             16TH FLOOR, FUNG HOUSE,
                         19 & 20 CONNAUGHT ROAD CENTRAL
                                   HONG KONG.



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          THIS GUARANTEE is given this 31st day of August one thousand nine hundred and ninety eight


BY

(1) CELEBRITY, INC. a corporation incorporated under the laws of the State of Texas, United States of America and having a place of business in Hong Kong at Units 2105-19, Chevalier Commercial Centre, No.8 Wang Hoi Road, Kowloon Bay, Kowloon, Hong Kong ("the Guarantor")

TO

(2) THE CHINA STATE BANK LIMITED a banking corporation incorporated in the People's Republic of China with limited liability and having a branch in Hong Kong at China State Bank Building, Nos.39 & 41 Des Voeux Road Central, Hong Kong ("the
Lender")
WHEREBY IT IS AGREED as follows :-

1.       DEFINITIONS AND INTERPRETATIONS

1.01 In this Guarantee the following expressions, except where the context otherwise requires, shall have the following meanings :

"Guarantee" means this Guarantee as originally executed or as it may be amended and/or supplemented from time to time;

"Guarantor" means Celebrity, Inc. a corporation incorporated under the laws of the State of Texas, United States of America and having a place of business in Hong Kong at 12th Floor, Empire Centre, No.68 Mody Road, Kowloon, Hong Kong and its successors;

"Principal" means Celebrity Exports International Limited

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[Chinese characters] (Business Registration Certificate No.08848672-000-02 and
Company No.133493) a company incorporated under the laws of Hong Kong and having its registered office situate at units 2105-19, Chevalier Commercial Centre, No.8 Wang Hoi Road, Kowloon Bay, Kowloon, Hong Kong and its successors;

"Hong Kong" means Hong Kong Special Administrative Region of the People's Republic of China;

"Hong Kong dollars" and the sign "HK$" mean the lawful currency for the time being of Hong Kong;

"Lender" means The China State Bank Limited a banking corporation incorporated in the People's Republic of China with limited liability and having a branch in Hong Kong at China State Bank Building, Nos. 39 & 41 Des Voeux Road Central, Hong Kong and its successors and assigns.

1.02 words (including words defined in this Guarantee) denoting the singular will include the plural and vice versa and references to persons shall include companies and vice versa.

1.03 References to Clauses are references to clauses of this Guarantee.

1.04 References to any document or agreement (including this Guarantee) shall be deemed to include references to such document or agreement as amended, novated, supplemented or replaced from time to time.

1.05 References to provisions of statutes rules or regulations shall be deemed to include references to such provisions as amended modified or re-enacted from time to time.

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1.06 References to the "Guarantor" and "Lender" shall include their executors, administrators, successors and permitted assigns. 1.07 Headings used in this Guarantee are solely for convenience and shall not affect the interpretation of this Guarantee.

2.       GUARANTEE

2.01 In consideration of the Lender from time to time making or continuing loans or advances to or coming under liabilities or discounting bills for or otherwise giving credit or granting banking facilities or accommodation or granting time to or on account of the Principal, the Guarantor hereby unconditionally guarantees to and agrees with the Lender that the Guarantor will pay to the Lender on demand all money which is now or shall at any time or times after this date be due or owing or payable to the Lender from or by the Principal under or in respect of any dealing, transaction or engagement whatsoever, either solely or jointly with any other person, firm or company and whether as principal or surety, and whether upon current account or other banking account or accounts or otherwise or in respect of bills, drafts, notes or other negotiable instruments made, drawn, accepted, advised, indorsed or paid by the Lender or on the Lender's account for the Principal, either solely or jointly as stated above, or which the Lender may from time to time become liable to pay in respect of any bills, drafts, notes, letters of credit or any other dealing, transaction or engagement on account of or for the benefit or accommodation of the Principal, either solely or jointly as stated above, together with all interest, costs, commissions and other

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banking charges and expenses which the Lender may in the course of the Lender's business as bankers charge against the Principal and all legal and other costs, charges and expenses which the Lender may incur in enforcing or obtaining payment of any such money from the Principal, or attempting so to do provided that the total amount recoverable from the Guarantor under this guarantee shall not exceed Hong Kong Dollars Fifty Million (HK$50,000,000.00) together with a further sum for all interest, costs, commissions and other costs, charges and expenses as stated above as shall have accrued or shall accrue due to the Lender at any time before or at any time after the date of such demand as stated above.

2.02 For all purposes including any legal proceedings a copy of any statement of account purporting to show the amount due to the Lender from the Principal signed as correct by any duly authorised officer of the Lender (save for any manifest error) shall be conclusive evidence as against the Guarantor of the amount so due.

2.03 This Guarantee shall be a continuing security and shall cover and secure the ultimate balance from time to time owing to the Lender by the Principal notwithstanding the bankruptcy, liquidation, incapacity or any change in the constitution of the Principal or the Guarantor or any settlement of account or other matter whatsoever. This Guarantee and the Lender's rights under it shall be in addition to and shall not be in any way prejudiced or affected by any other guarantee, lien, bill, note, mortgage, charge or other security now or hereafter held by the Lender for Principal. The Lender may at any time or times and notwithstanding

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the determination of this Guarantee continue any accounts of the Principal or open one or more new accounts and no liability actual or contingent of the Guarantor shall in any manner be reduced or affected by any payment subsequent to such determination into or out of any such account or by any transactions subsequent to such determination on any account.

2.04 Should any purported obligation of the Principal, which if valid or enforceable would be the subject of this Guarantee, be or become wholly or in part invalid or unenforceable against the Principal by reason of any defect in or insufficiency or want of powers of the Principal or irregular or improper purported exercise thereof or breach or want of authority by any person purporting to act on behalf of the Principal or because the Lender's rights have become barred by reason of any legal limitation, disability, incapacity or any other fact or circumstance whether or not always known to the Lender or if for any other reason whatsoever the Principal is not or ceases to be legally liable to discharge any money, obligation or liability undertaken or purported to be undertaken on its behalf the Guarantor shall nevertheless be liable to the Lender (notwithstanding the avoidance or invalidity of any assurance, security or payment on any ground whatsoever including (without limitation) avoidance under any enactment relating to liquidation) in respect of that purported obligation or liability as if the same were wholly valid and enforceable and the Guarantor were the principal debtor in respect thereof. The Lender is not to be concerned to see or enquire into the power of the Principal or

                                       -5-

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its officers, employees or agents purporting to act on its behalf. The Guarantor hereby agrees to keep the Lender fully indemnified against all damages, losses, costs and expenses arising from any failure of the Principal to carry out any such purported obligation.

2.05 The Guarantor agrees that the Lender may from time to time without discharging or in any way affecting the liability of the Guarantor hereunder and without the assent or knowledge of the Guarantor grant to the Principal or to any other person any time or indulgence or renew any bills, promissory notes or other negotiable or non-negotiable instruments or securities, give up, deal with, exchange, vary, realise, release or abstain from perfecting or enforcing any guarantees, liens, bills, notes, mortgages, charges, securities or other rights which the Lender may now or hereafter have from or against the Principal or any other person whether hereunder or otherwise, renew, determine, vary or increase any credit or facilities to or the terms or conditions in respect of any transaction with the Principal or compound with, discharge, release or vary the liability of the Principal or any other person or concur in accepting or varying any compromise, arrangement or settlement or omit to claim or enforce payment of any dividend or composition when and in such manner as the Lender may think expedient and no such act or omission an the part of the Lender shall in any way discharge or diminish the validity of this Guarantee or affect the liability of the Guarantor hereunder. The Lender may enforce this Guarantee notwithstanding that the Lender

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may hold any other guarantee, lien or security or have any outstanding remedy against the Principal or any other person. 2.06 The Guarantor declares that it has not received any security or giving this Guarantee and agrees that should any such security be created while any money, obligation or liability, payment whereof is hereby guaranteed, remains undischarged any such security shall be forthwith pledged or sub-pledged to the Lender to secure the obligations of the Guarantor hereunder and shall forthwith be deposited with the Lender accordingly. The Guarantor agrees that if default is made in observing the preceding provisions of this Clause, any security taken in contravention and all moneys at any time received in respect thereof shall be held in trust for the Lender as security for the liability of the Guarantor to the Lender hereunder.

2.07 The Guarantor agrees that the Lender shall be entitled at any time after the security hereby constituted has become enforceable without notice to set off or transfer any moneys standing to the credit of the Guarantor in any account with the Lender (whether current, deposit or of any other nature whatsoever and whether subject to notice or not) in any currency against the liability of the Guarantor under this Guarantee and shall have a lien on and be entitled to retain as security for the liabilities of the Guarantor hereunder any cheques, drafts, bills, notes or negotiable or non-negotiable instruments and any stocks, shares or marketable securities and goods and chattels of all kinds of the Guarantor

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from time to time deposited with the Lender whether held for safe custody or otherwise.

2.08 This Guarantee shall apply to the ultimate balance owing by the Principal to the Lender and until all moneys, obligations and liabilities due hereunder have been paid, discharged and satisfied in full (which expression shall not embrace payment of a dividend in liquidation or bankruptcy of less than one hundred per centum (100%)), the Guarantor waives all rights of subrogation and agrees not to demand or accept repayment in whole or in part of any loans or advances then or thereafter due to the Guarantor from the Principal or to demand or accept any security in respect thereof or to assign the same or charge the same as security or to take any step to enforce any right against the Principal or to claim any set-off or counter-claim against the Principal or to claim or prove in competition with the Lender or to have the benefit of any share in any payment or composition from the Principal or any other person or in any other guarantee or security now or hereafter held by the Lender.

2.09 Any money received by virtue of or in connection with this Guarantee may be placed to the credit of an interest bearing suspense account with a view to preserving the rights of the Lender to prove for the whole of the Lender's claims against the Principal in the event of any proceedings in or analogous to liquidation, composition or arrangement.

2.10 Any release, discharge or settlement between the Guarantor and the Lender shall be conditional upon no security disposition or

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payment to the Lender by the Principal, the Guarantor or any other person being avoided or reduced pursuant to any provisions or enactments relating to bankruptcy, liquidation or insolvency and the Lender shall be entitled to retain any security held for the liabilities of the Guarantor hereunder for a period of seven (7) months after the payment, discharge or satisfaction of all moneys, obligations and liabilities that are or may become due, owing or incurred to the Lender from the Principal or in the event of a bankruptcy petition or the commencement of winding-up for such further period as the Lender may determine and to enforce this Guarantee against the Guarantor subsequently as if such release, discharge or settlement had not occurred.

2.11 All payments under this Guarantee shall be grossed up so that after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Government or any political subdivision or taxing authority they shall not be less than the payment provided for under this Guarantee.

2.12 The Lender is to be at liberty but not bound to resort for its own benefit to any other means of payment at any time and in any order the Lender thinks fit without in consequence diminishing the liability of the Guarantor and the Lender may enforce this Guarantee either for the payment of the ultimate balance after resorting to other means of payment or for the balance due at any time notwithstanding that other means of payment have not been resorted to and in the latter case without entitling the Guarantor

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to any benefit from such other means of payment so long as any money remains due or owing or payable (whether actually or contingently) from or by the Principal to the Lender.

2.13 This Guarantee shall take effect as a guarantee of the whole and every part of the obligations liabilities and all moneys due or owing or payable and to become due or owing or payable as stated above and accordingly the Guarantor shall not be entitled as against the Lender to any right of proof in the bankruptcy, liquidation or insolvency of the Principal or any other surety or other right of a surety (including any right of contribution from any other surety) discharging, in whole or in part, its or their liability in respect of the principal debt or to share in any security held or money received by the Lender on account of the obligations of the Principal or any other surety or to have or exercise any rights as surety (including any such right of contributions as stated above) in competition with the Lender unless and until the whole of such obligations, liabilities and moneys shall have first been completely discharged and satisfied. Furthermore, until such obligations, liabilities and moneys shall have been discharged and satisfied in full the Guarantor shall not, if any money shall have become payable or shall have been paid by the Guarantor under this Guarantee, take any step to enforce repayment or to exercise any other rights, claims or remedies of any kind which may accrue howsoever to the Guarantor in respect either of the amount so payable or so paid (including any such right of contribution as stated above) or of any other money for

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the time being due to the Guarantor from the Principal or any other surety provided that in the event of the bankruptcy, liquidation or insolvency of the Principal or any other surety the Guarantor shall, if so directed by the Lender but not otherwise, prove for the whole or any part of the money due to the Guarantor from the Principal or any other surety as stated above on terms that the benefit of such proof and of all money to be received by the Guarantor in respect thereof shall be held in trust for the Lender and applied in discharging the obligations of the Guarantor to the Lender under this Guarantee. For the purpose of enabling the Lender to sue the Principal or any other surety or prove in the bankruptcy, liquidation or insolvency of the Principal or any other surety for the whole of such moneys as stated above, or to preserve intact the liability of any other party, the Lender may at any time place and keep, for such time as the Lender may think prudent, any money received, or realised under this Guarantee or under any other guarantee or security to the credit, either-of the Guarantor, or such other person or transaction (if any) as the Lender shall think fit, without any intermediate obligation on the part of the Lender to apply the same or any part of it in or towards the discharge of the moneys as stated above, or any intermediate right on the part of the Guarantor to sue the Principal or any other surety or to prove in the bankruptcy, liquidation or insolvency of the Principal or any other surety in competition with or so as to diminish any dividend or other advantage that would or might come to the Lender, or to treat the liability of the Principal or any other surety as

                                      -11-

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diminished. As used in this Clause the expression "any other surety" includes any other person constituting the Guarantor and any party or person referred to in Clause 2.05 above.

2.14 This Guarantee shall continue to bind the Guarantor notwithstanding any amalgamation or merger that may be effected by the Lender with any other company or companies and notwithstanding any reconstruction by the Lender involving the formation of and transfer of the whole or any part of its undertaking any assets to a new company and notwithstanding the sale or transfer of the whole or any part of its undertaking and assets to another company, whether the company or companies with which it amalgamates or merges or the company to which it transfers the whole or any part of its undertaking and assets either on a reconstruction or sale or transfer as stated above shall or shall not differ from it in its objects, character or constitution, it being the intent of the Guarantor that this Guarantee shall remain valid and effectual in all respects in favour of, against and with reference to, and that the benefit of this Guarantee and all rights conferred upon the Lender by this Guarantee may be assigned to and enforced by, any such company or companies and proceeded on in the same manner to all intents and purposes as if such company or companies had been named in this Guarantee instead of and/or in addition to the Lender.

2.15 The Guarantor agrees that if any judgment or order is given or made for the payment of any amount due under this Guarantee and is expressed in a currency other than that in which such amount is

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payable by the Guarantor under this Guarantee the Guarantor shall indemnify the
Lender against any loss incurred by the Lender as a result of any variation having occurred in rates of exchange between the date as at which such amount is converted into such other currency for the purposes of such judgment or order and the date of actual payment pursuant to it. This indemnity shall constitute a separate and independent obligation of the Guarantor and shall apply irrespective of any indulgence granted to the Guarantor from time to time and shall continue in full force and effect notwithstanding any such judgment or order as stated above.

2.16 No delay or omission on the part of the Lender in exercising any right, power, privilege or remedy in respect of this Guarantee shall impair such right, power, privilege or remedy or be construed as a waiver of it nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any further exercise of it or the exercise of any other right, power, privilege or remedy. The rights, powers, privileges and remedies provided in this Guarantee are cumulative arid not exclusive of any rights, powers, privileges or remedies provided by law.

2.17 The Guarantor agrees to be bound by this Guarantee notwithstanding that any other guarantee or guarantees or securities which is or are intended to be given to the Lender to further guarantee the obligations of the Principal and/or the Guarantor to the Lender may not ultimately be so given. The Lender shall be at liberty to release compound with or otherwise vary or agrees to vary the liability of or to grant time or indulgence to

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or make other arrangements with the Principal or any other person without prejudice to or affecting the rights and remedies of the Lender against the Guarantor.

3.       ASSIGNMENT

3.01 The Lender may assign or transfer all or any part of its rights or benefits under this Guarantee. the Guarantor shall enter into all documents specified by the Lender to be necessary to give effect to any such assignment or transfer.

3.02 The Lender may disclose on a confidential basis to, any actual or potential assignee or transferee of any rights or benefits under this Guarantee such information about the Guarantor and its business and financial condition as the Lender shall reasonably consider appropriate.

4.       DETERMINATION

4.01 The Guarantor may at any time give the Lender notice in writing to determine this Guarantee at a date ("the Cessation Date") not less than 3 calendar months after the receipt by the Lender of such notice and this Guarantee shall cease with respect to transactions after the Cessation Date provided that the Guarantor shall remain liable under this Guarantee:

         (a) In respect of all obligations of the Principal to the Lender outstanding at the Cessation Date, with interest on such obligations until actual payment at the rate charged by the Lender against the Principal, and

         (b) In respect of all money, interest, costs, commissions and other banking charges and expenses which will or may

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                  become due to the Lender from the Principal under or in
                  respect of any dealing, transaction or engagement effected or entered into either prior to the Cessation Date or on or after the Cessation Date pursuant to any commitment, express or implied, assumed or undertaken by the Lender to the Principal prior to the Cessation Date, and

         (c) For all legal and other costs, charges and expenses which the Lender may incur as stated above.

5.       NOTICES

5.01 Any notice, certificate, demand or other communication required to be given by the Guarantor to the Lender or by the Lender to the Guarantor shall be in writing and shall be deemed to have been so given if addressed to the respective addressee at its registered office or its address (as the case may be) herein mentioned or such other address in Hong Kong as may from time to time be notified by the Guarantor to the Lender or vice versa.

5.02 Any notice, certificate, demand and other communication delivered personally shall be deemed to have been given at the time of such delivery. Any notice, certificate, demand or other communication despatched by letter postage prepaid shall be deemed to have been given 48 hours after posting. Any notice, certificate, demand or other communication sent by telex or fax shall be deemed to have been given at the time of despatch and any notice, certificate, demand or other communication sent by cable shall be deemed to have been given 24 hours after despatch,

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provided however that any notice, certificate, demand or other communication to be given by the Guarantor to the Lender as aforesaid shall only be effective upon receipt thereof by the Lender.

5.03 Any legal process including any writ or originating summons or otherwise and any other summons or notice to be served on the Guarantor by the Lender or by the Guarantor on the Lender in any legal proceeding or action in any court or tribunal shall be deemed to be sufficiently and duly served 48 hours after having been left or sent by registered prepaid post to the addressee's registered office or address herein mentioned or such other address as may from time to time be notified by the Guarantor to the Lender or vice versa and in proving such service it shall be sufficient to prove that the legal process or summons or notice was properly addressed and posted or properly left (as the case may be) irrespective of whether the same is returned through the post undelivered to the addressee.

6. MISCELLANEOUS

6.01 No provisions hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

6.02 If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

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6.03 This Guarantee shall be binding upon the Guarantor and its successors.

7.       GOVERNING LAW AND JURISDICTION

7.01 This Guarantee shall be governed by and construed in all respects in accordance with the laws of Hong Kong. The Guarantor hereby submits to the non-exclusive jurisdiction of the Courts of Hong Kong.

7.02 The submission of the Guarantor to the jurisdiction of the Courts of Hong Kong shall not restrict the right of the Lender to take proceedings against the Guarantor in any other courts having, claiming or accepting jurisdiction over the Guarantor or its assets, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

7.03 The Guarantor agrees that in any legal action or proceedings against it or its assets in connection with this Guarantee, no immunity from such legal action or proceedings shall be claimed by ,or on behalf of the Guarantor or with respect to its assets, and the Guarantor irrevocably waives any such right of immunity which it or its assets now has/have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever, of any order or judgment which may be made or given in such action or proceedings.

         IN WITNESS WHEREOF, this Deed of Guarantee has been duly executed and delivered as a Deed by the proper officers thereunto duly authorised on the day and year first above written.

                                         CELEBRITY,INC.


                                         /s/ ROBERT H. PATTERSON, JR.
                                         ---------------------------------------
                                         (Robert H. Patterson, Jr.)
                                              President



                                         /s/ LYNN SKILLEN
                                         ---------------------------------------
                                         (Lynn Skillen)
                                              Secretary

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Witnesses :-



      /s/ PHILLIP MATHEWS
------------------------------------

       /s/ LAURA LOCKHART
------------------------------------
                                                    County of Smith
                                                    State of Texas




                                                 Subscribed and Sworn to
                                         before me this 31st day of August, 1998



                                                /s/ Julie D. Davis
                                          --------------------------------------
                                                          (Notary Public)